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                                                                       EXHIBIT 5

                                 PROMISSORY NOTE

LOAN NO.:    472939                                               $   610,000.00

DATE    :    October 28, 2002
ASSN.   :    CAPITAL FARM CREDIT, FLCA                            Page  1
BRANCH  :    CROCKETT.

For value received, I, We, or any of Us, the undersigned, jointly and severally, promise to pay to the order of the CAPITAL FARM CREDIT, FLCA ("Lender"), at its office in the city of BRYAN, BRAZOS County, TEXAS, the principal sum of SIX HUNDRED TEN THOUSAND DOLLARS ($ 610,000.00), lawful money of the United States of America, according to the tenor, effect and reading hereof, with interest from the date the principal is advanced until paid at the rate or rates hereinafter provided. Interest will be calculated on the basis pf a 30-day month and a 360-day year and will be accrued for the number of days that principal is outstanding.

Interest shall be payable from time to time on the remaining unpaid principal balance prior to default or maturity, as follows:

     The initial rate of interest payable on this note shall be 6.650 percent per annum and shall be applicable until November 1, 2007. On that date and thereafter, unless the undersigned elect to convert the interest rate by choosing among option (a), (b), or (c) below, the interest rate and term thereof shall, at the option of the payee or other Farm Credit System Institution that becomes the holder of this note, be either increased or decreased at any time and from time to time as authorized, but in no event to exceed the rate permitted by the Farm Credit Act of 1971, Public Law 92-181, as amended and the regulations promulgated thereunder. The interest rate and the period thereof may be redetermined by the holder when any fixed interest rate period expires, unless at the end if such fixed rate period the undersigned elect to convert to another interest rate by:

     (a) converting to another fixed interest rate period, if such program is then available; or

     (b) converting to a variable interest rate program, if applicable and if such program is then available; or

     (c) converting to an adjustable interest rate loan program with interest determinable by application of a specified margin to a known interest rate index, if applicable and if such program is then available.

          If the Lender must so redetermine the interest rate and term thereof because of my/our failure to select from the available interest rate options above, and if the previous interest rate plan contained a prepayment fee, and if permitted by state law, the Lender may select an interest rate plan and term which includes a prepayment fee.

          However, in the event that upon expiration of a fixed interest rate period the time remaining until the final maturity date is less than any of the established interest rate period programs identified above and then available, the interest rate and term thereof will be determined by the holder.

          Prior to the end of any fixed rate term established above, the undersigned will be notified of the date of expiration of the fixed rate term and advised that on said expiration date the loan shall be eligible for redetermination of the interest rate. In order to further accomplish a new pricing in accordance with the provisions herein, the undersigned must sign and provide any and all documents necessary to accomplish such repricing and return them to the holder prior to any deadline established in such notices. If this note is transferred to the Federal Agricultural Mortgage Corporation or to a holder that is not a Farm Credit System Institution, then this note shall bear interest at the lesser of (a) a fixed rate equal to the rate of interest applicable to this note on the date of transfer, or (b) a fixed rate that will result in an effective yield equal to the maximum lawful rate.

The indebtedness shall be payable in SIXTEEN (16) Annual installments beginning on November 1, 2003, and thereafter on the first day of November of each calendar year until the indebtedness, both principal and interest, is fully paid.

     Interest only payment(s) shall be payable on the first installment due date(s).

     After the initial payment of interest only (if applicable), this note shall be payable:

     In successive equal installments of principal and interest in an amount sufficient to amortize the indebtedness over the term of the loan, the amount being subject to adjustment to reflect any increase or decrease in the interest rate, if applicable.

The undersigned hereby authorize the holder to apply any payment(s) made on this note or owed under the loan agreement or any instrument securing or related to this note (collectively, the "Loan Documents") to such part of the indebtedness as the holder may elect.

After default in the payment of any amount due under this note or in the performance of any obligation under this note or the Loan Documents, or upon the death of any of the undersigned, the holder of this note may, at its option, accelerate the maturity hereof and declare the entire unpaid principal balance and accrued interest to be due and payable. The holder's forbearance to exercise this option shall not constitute a waiver of the right to exercise the same in the event of subsequent default.

If the unpaid balance of this note is not paid in full at maturity of this note, whether maturity occurs by lapse of time or by acceleration, the unpaid principal and past due interest shall bear interest at a default rate equal to the rate of interest applicable to this note on the date of maturity plus an additional four percent (4%) per annum. Prior to the maturity of this note, any amount owing under this note which is not paid when due, and any advance made by the holder of this note pursuant to any of the Loan Documents, shall bear interest at a default rate equal to the rate in effect at the time repayment of such amount or advance is received by the holder of this note plus an additional four percent (4%) per annum. Any such amount or advance which is not paid prior to maturity shall bear interest at a default rate equal to the rate of interest applicable to the note on the date of maturity plus an additional four percent (4%) per annum from the date such amount is due or such advance is made, and such amount or advance plus accrued default interest thereon shall be added to the unpaid principal at maturity. Notwithstanding the foregoing, if the holder of this note is not a Farm Credit System Institution, then the default rate shall be limited so that it shall not exceed a rate that will result in an effective yield in excess of the maximum lawful rate.

If any amount owed under this note or the loan documents is not paid when due, the holder shall be entitled to collect default interest from the date(s) of default in an amount produced by applying the applicable default interest rate as set out above to the amount in default. If said default(s) is not cured within fifteen (15) days of the occurrence of such default(s), the holder shall be entitled to collect an additional default interest charge of $25.00. In addition to the default interest provided for herein, if borrower defaults and such default(s) is not cured within forty-five (45) days of the occurrence of such default(s), the rate of interest (whether fixed, determined in the discretion of holder, by application of a margin to an index, or otherwise) applicable to all unpaid amounts under the note or loan documents may be increased, at the option of the holder of this note, (which will result in a corresponding increase in the default interest rate), provided that the total of all rate increases made pursuant to this sentence (exclusive of the $25 default

                                 PROMISSORY NOTE

LOAN NO.:    472939                                               $   610,000.00

DATE    :    October 28, 2002
ASSN.   :    CAPITAL FARM CREDIT, FLCA                            Page   2
BRANCH  :    CROCKETT.

Interest charge(s), and the default interest provision established herein) shall not exceed two percent (2%).

If any amount due under this note shall be collected by legal proceedings or through a probate or bankruptcy court, whether or not the note is in default, or if this note is placed in the hands of an attorney (salaried, corporate or any other attorney) for collection after default or maturity or for enforcement of any of the holder's rights under this note or the Loan Documents, the undersigned agree to pay all costs incurred by the holder, including reasonable costs of attorneys (salaried, corporate or any other attorney) and other costs provided for in the Loan Documents.

The undersigned and each assumptor, surety, guarantor and endorser of this note or any part of this note, severally waive demand, presentment, notice of dishonor, notice of intent to accelerate maturity, notice of acceleration, diligence in collecting, grace, notice and notice of protest, and agree to one or more renewals, extensions and rearrangements of this note, for any period or periods of time and upon any terms and conditions, whether before or after default or maturity, without notice from or prejudice to the holder of this note. The holder of this note may, at its option, at any time and from time to time, release anyone liable to pay the indebtedness, or release all or any part of the collateral securing this note, and any such actions shall not release or impair the obligations of the undersigned under this note except as expressly agreed to in writing by the holder.

The holder of this note may, at the holder's discretion and as an accommodation to the undersigned, accept late or partial payment of any amount due under this note or any of the Loan Documents; however, acceptance of any one or more late or partial payments shall not constitute a waiver of any default nor of the holder's right to receive timely payment. Acceptance of any partial payment after default and acceleration shall not constitute a reinstatement of the preacceleration payment schedule, nor shall it impair any of the holder's rights or remedies under this note or any of the Loan Documents.

Forbearance of the holder of this note to exercise any right or option granted in this note or in any of the Loan Documents, or to collect any money advanced under any of the Loan Documents, shall not constitute a waiver of the right to do so, nor render the holder of this note liable for damages or to account for money not collected, nor shall the exercise of such right or option constitute an election of remedies or prejudice any of the holder's other rights.

The holder of this note shall have the right to endorse, transfer or assign this note or any interest in this note to any person or entity, at any time and under any terms and conditions, in the holder's discretion.

Unless provided otherwise by separate agreement between the undersigned and the payee, the principal balance of this note may be prepaid, in whole or in part, without penalty. Any amount so prepaid may be applied, at the holder's election, first to accrued interest on the amount of the tendered prepayment and the balance to the reduction of principal. Prepayment shall not defer the due date of any installment as provided above but may reduce or discharge one or more of the installments last maturing.


Attest:                                        Seven J Stock Farm, Inc.

By:                                        By: /s/John R. Parten
   ----------------------------------          ---------------------------------
                                               John R. Parten
                                               President


Printed Name:                                  Signed in Houston County, Texas.
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Title:                                         on the 28th day of October, 2002.
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